Exhibit 99.1

1 Double Eagle Petroleum

2 Corporate Information & Disclaimer This presentation may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected, such as decreases in oil and gas prices and/or unexpected decreases in oil and gas production, is included in the Company's periodic reports filed with the Securities and Exchange Commission. Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Effective for the Company's December 31, 20010 Form 10-K, SEC guidelines were changed to also allow for disclosure of "probable" and "possible" reserves. We have used these terms in this presentation. Investors are urged to consider closely the disclosure in our 2010 Form 10-K, File No. 1- 33571, available from us at Double Eagle Petroleum, 1675 Broadway, Suite 2200, Denver, Colorado 80202, Attn Investor Relations. You can also obtain this form from the SEC by calling 1-800-SEC-0330. NASDAQ: DBLEMarket Cap: $101.5M (at $9.08 share price)Shares Outstanding: 11,155,08052 Week Price Range: $3.90 - $12.003 Month Average Volume: 263,816*information quoted above as of March 30, 2011 Corporate Office:1675 Broadway, Suite 2200Denver, CO 80202Contact Information:John Campbell, Investor Relationsjcampbell@eagle-eagle.net303-794-8445www.dble.com

Double Eagle Petroleum Co. Overview

HIGHLIGHTS

Proved Reserves (a)	115.1 Bcfe
Proved Developed	74.5 Bcfe
Proved Undeveloped	40.6 Bcfe
Total Proved PV-10 ($ in Millions)	$143.7
Total Probable and Poss. Reserves (a)	135.0 Bcfe
Current Production	~25 Mmcfe/d
Cash Flow from Operations	$25.0
Three Year Avg Prod Costs/Mcfe (b)	$1.48
Reserve Replacement	351%
Undeveloped Acreage--net	**~ 157,000**
Total Niobrara Acreage-net	**~ 71,000**


Montana
North Dakota
Idaho
South Dakota
Wyoming
Nebraska
Utah
Colorado
© 2010 Google
Image USDA Farm Service Agency
Image © 2010 DigitalGlobe
© 2010 Europa Technologies
Google

★ Double Eagle significant plays

a) Per December 31, 2010 year end SEC reserve report prepared by Netherland, Sewell & Associates, Inc.

b) Includes Production Taxes

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4 Building Blocks for Shareholder Value Atlantic Rim CBM Midstream Pipeline

5 Proven Execution Low cost growth through the drill bitF&D Costs three year average of $1.00/ Mcfe;Production Costs, including taxes--$1.22 to $1.74 per McfeG&A Costs equals 10.9% of revenues; among lowest among peer group with revenues < $140 million 2003-2010 SEC Reserves Prepared by Netherland, Sewell & Associates, Inc. as of December 31 for each respective year.Our average gas price per Mcfe realized for the year ended December 31, 2010 is calculated by summing (a) production revenue received from third parties for sale of our gas, included in oil and gas sales on the consolidated statement of operations, (b) settlement of our cash flow hedges included within oil and gas sales on the consolidated statement of operations and (c) realized gain/loss on our financial hedges, which due to accounting rules is included in price risk management activities on the consolidated statement of operations, totaling $5,316 for the year ended December 31. This amount is divided by the total Mcfe volume for the period. We have been able to consistently grow proved developed reserves as a result of our large inventory of drilling locations as well as converting our probable reserves to proved reserves (CHART) (CHART)

6 Low Cost, Reliable Producing Assets

The Atlantic Rim

Historical drilling activity

- **Catalina Unit**
  - 14 new production wells drilled through 2004 (pre EIS)
  - 33 new production wells drilled in 2007
  - 23 new production wells drilled in 2008
  - Completion of previously drilled wells-20 wells added 2009
  - Well enhancements and production improvements
- **Sun Dog Unit**
  - 14 new wells drilled through 2005
  - 34 new production wells drilled in 2007
  - 66 new production wells drilled in 2008
  - Completion of previously drilled wells-20 wells added 2009
  - Well enhancements and improvement
- **Doty Mountain Unit**
  - 24 new producing wells in 2004
  - 36 new wells drilled in 2007/2008
  - Well enhancements and improvement

2011 Anticipated Activity

- Drilling of 20 new CBM wells in Atlantic Rim
- Potential of 1-6 Niobrara test wells



Doty Mtn Unit
Sun Dog Unit
Catalina Unit
Mesaverde Outcrop
Brown Cow Unit
2008-2009 WELLS
D POD WELLS
E POD WELLS
F POD WELLS
G POD WELLS
H POD WELLS
I POD WELLS

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Pinedale Anticline

- QEP Operated Properties
- Interests in over 140 wells through 2010;
- Participating in ~16 new wells each year
- 350+ Potential future locations
- Double Eagle Interests: 6-12.5% WI
- Well Economics
  - EUR per well of ~230 Mmcfe (net)
  - Lifting costs < $1.00 per Mcfe
  - Estimated drilling and completion--$3.38M gross



MESA C
MESA A
MESA B

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9 Midstream Infrastructure Growing source of fee-based revenue that is independent of gas prices Connects Catalina Unit to interstate pipeline 100% owned by Double Eagle125 MMcf/d capacity; currently at 23 MMcf/d Easy tie-in to third party production; 3rd Party transportation agreement in place Own permits to extend north to additional distribution pipelinesLow cost of operations Assures transportation out of Catalina Unit for future development volumes

10 Future Value Realization in Existing Assets Atlantic Rim CBM--620+ future drilling locations in 3 productive units Midstream Pipeline--12.5 miles of transportation assets --20% utilized --Ability to expand north to WIC

11 Building Blocks for Shareholder Value

12 EXPLORATION PLAY-NIOBRARA SHALE Niobrara Basins Double Eagle Acreage Powder River Basin Greater Green River Basin DJ Basin WR Basin Shale thickness up to 1,500' in the Atlantic Rim Heavy natural fracturing based upon prior penetrations 20+ miles of 3D Seismic reprocessed Existing Niobrara production adjacent to Atlantic Rim

Growth Strategy

Mergers and Acquisitions	➢Merge with private companies to provide diversity in location and commodity ➢Acquire additional exploration acreage ➢Create economics of scale and take advantage of operational synergies ➢Enhance institutional awareness and broaden shareholder base
Development and Exploration	➢Develop low cost fields to increase production and reserves ➢Exploit Niobrara holdings and Table Top Unit holdings ➢Explore new opportunities
Cost Controls and Execution	➢Focus on continued operational efficiencies to minimize development, production and g&a costs ➢Maximize return for shareholders

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2011 Planned Drilling and Development

- ❖Double Eagle plans to drill up to 40 gross wells in 2011
  - ❖$30 million in drilling capex in 2011 with full development plan
- ❖Development is focused on core, low cost fields
  - ❖Atlantic Rim Drilling
    - ❖Catalina unit—up to 20 CBM wells
    - ❖Niobrara test wells expected to be drilled
  - ❖Pinedale Anticline—12-18 conventional wells

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15 Double Eagle's Value Proposition

16 Questions

17 NIOBRARA SHALE PROJECT Atlantic Rim ESPY SIERRA MADRE Source; Scotia Waterhouse

18 Financial Performance

19 Reserves Source-December 31, 2010 SEC NSAI Reserve Report

20 CBM WELL DATA Typical CBM Well StatisticsDepth 1,500-2,000 ftDays to drill 4-6 DaysEUR (gross) .9-1.2 BCFDrilling and Completion costs $750-$800kAvg. Daily Production/ well 370 Mcf/dSpacing 80-160 acreField suction pressure 8-25 psi Typical CBM Wellbore-11-7

21 Hedging Position